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                                                                    EXHIBIT 99.1


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Imperial Bancorp and subsidiaries:

We have audited the consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows of Imperial Bancorp and subsidiaries for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Imperial Bancorp and subsidiaries, for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

Los Angeles, California
January 26, 2001